SUMMARY EXPLANATION - RESTRICTED STOCK


Restricted shares may not be sold, transferred, pledged or otherwise assigned and shall, except to the extent exchangeable for unrestricted common shares of the Company as hereinafter provided, be automatically canceled upon termination of your employment with the Company and its wholly-owned (except for directors' qualifying shares) subsidiaries. One-half of your restricted shares will become exchangeable for unrestricted shares on the date specified below only if (i) for any period of twenty consecutive trading days occurring within three years from the date of grant the average of the high and low prices for the Company's common shares on each date is at least $75, or (ii) for any period of twenty consecutive trading days occurring within five years from the date of grant the average of the high and low prices for the Company's shares on each date is at least $100. The remaining one-half of your restricted shares will become exchangeable for unrestricted shares on the date specified below only if for any period of twenty consecutive trading days occurring within five years from the date of grant the average of the high and low prices for the Company's common shares on each date is at least $100. For shares that have met the above specified stock price performance test, your restricted shares shall be exchangeable for unrestricted common shares of the Company and certificates shall be issued to you on March 12, 2007 or, if earlier, upon, (i) your normal retirement, (ii) early retirement with Company approval after attaining age 60, (iii) death, or (iv) a Change of Control (as defined in Appendix A); provided, however, that, if any such event shall occur less than six months after the date of grant of your restricted shares, your restricted shares shall become exchangeable for unrestricted common shares of the Company and certificates shall be issued to you at the end of such six months, but only if you are still employed by the Company or any of its wholly-owned (except for directors' qualifying shares) subsidiaries. If neither of the above specified stock price performance tests are met then all of the restricted shares shall be automatically canceled.

Until your restricted shares become unrestricted as set forth above, no certificates for your restricted shares will be issued to you, and your restricted shares will be evidenced by certificates held by or on behalf of the Company, in book-entry form, or otherwise, as determined by the Company. As a holder of restricted shares, you are otherwise entitled to all the rights (including voting and dividend rights) of a holder of an equivalent number of unrestricted common shares of the Company.

Under existing laws and regulations, in general, the fair market value of the shares granted hereunder on the date such shares become exchangeable for unrestricted common shares of the Company will be subject to federal income tax at ordinary rates and to social security tax and their respective withholding requirements, and may be subject to state and local taxes and withholding requirements. The payment of all federal, state and local taxes is your personal responsibility. However, the Company, at its discretion, may require you to deposit with it an amount equal to any required withholding. You may elect that all or a portion of any such withholding required to be deposited when the shares granted hereunder become exchangeable for unrestricted common shares of the Company shall be satisfied by having the Company withhold a portion of the whole shares granted hereunder, subject to the provisions set forth below. Such shares shall be valued at their fair market value on the date of exercise. Fair market valu shall be determined as the mean (adjusted to the next higher full cent to eliminate any fractional cent) between the high and low prices per share for the Company's common shares as reported in a summary of composite transactions for stocks listed on the New York Stock Exchange on such date or, if the New York Stock Exchange is not open for trading on such date, the average of the means between the high and low prices per share for the Company's common shares, as so reported, on the nearest date before the nearest date after such date on which the New York Stock Exchange is open for trading (adjusted to the next higher full cent to eliminate any fractional cent).


                      APPENDIX A


Certain Definitions


A "Change of Control" shall mean:

      (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended {the "Exchange Act"}) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding common shares of the Company (the "Outstanding Company Common Shares") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege); (ii) any acquisition by the Company or any of its subsidiaries; (iii) any acquisition by any employee benefit plan (or any related trust) sponsored or maintained by the Company or any of its subsidiaries; or (iv) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of (c) below are satisfied; or

      (b) Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Board") (as of the date hereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

      (c) Approval by the shareholders of the Company of a "Business Combination", which shall mean a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation,
(i) more than 60% of, respectively, the then outstanding common shares of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Shares and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Shares and Outstanding Company Voting Securities, as the case may be,
(ii) no Person (excluding the Company, any of its subsidiaries, any employee benefit plan (or related trust) sponsored or maintained by the Company, any of its subsidiaries or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Shares or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding common shares of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

      (d) Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 60% of, respectively, the then outstanding common shares of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Shares and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Shares and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company, any of its subsidiaries, and any employee benefit plan (or related trust) sponsored or maintained by the Company, any of its subsidiaries or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Shares or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding common shares of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

For purposes of the foregoing definition of "Change of Control", a "subsidiary" of the Company shall mean any corporation in which the Company, directly or indirectly, holds a majority of the voting power of such corporation's outstanding shares of capital stock.